Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of April 8, 2011 by and among ScanSource, Inc., a South Carolina corporation (the “Borrower”), the Subsidiary Borrowers party hereto (together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.        The Borrower, the Administrative Agent and the Lenders are party to that certain credit agreement dated as of September 28, 2007 (as previously amended, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.        The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.        Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)        Section 1.01 is amended by inserting the following definitions in appropriate alphabetical order:

“Acquiring Sub” means the subsidiary of the Borrower owning the business acquired in the Specified Acquisition.

“Excess Amount” has the meaning set forth in the definition of Specified Acquisition.

“Specified Acquisition” means the acquisition by a subsidiary of the Borrower of the stock or assets comprising the business of a company previously identified in writing (including by electronic communication) to the Administrative Agent for aggregate consideration not in excess of $100,000,000, of which not more than $50,000,000 shall be paid at closing with the balance payable through the payment of an earnout; provided, however, that the total consideration payable for such acquisition (including the earnout) may exceed $100,000,000 to the extent resulting from higher than expected payments made under the earnout as a result of better than projected performance of Acquiring Sub following the date of the consummation of the Specified Acquisition (the amount of any such excess being the “Excess Amount”).

(b)        Section 6.02 is amended by adding the following as Section 6.02(i) and renumbering Section 6.02(i) as Section 6.02(j):

“(i)        Liens of suppliers on the assets of Persons or businesses acquired after the date hereof; provided, however, that (i) such Liens shall secure only the purchase price of inventory purchased from such suppliers on customary commercial terms consistent with past practice, (ii) the Borrower shall use commercially reasonable efforts to avoid granting or permitting to exist such supplier Liens and (iii) in no event shall the aggregate amount secured by such Liens at any time exceed an amount equal to 10% of the book value of the total inventory of the Borrower and its Subsidiaries as of the most recent date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time; and

(c)        Section 6.04(e) is amended in its entirety to read as follows:

(e)        subject to the provisions of this Section 6.04(e) and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as: (i) no Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) if the proposed Permitted Acquisition is for aggregate consideration of $25,000,000 or more, the Borrower shall have given to the Administrative Agent written notice of such proposed Permitted Acquisition on the earlier of (x) the date on which the Permitted Acquisition is publicly announced and (y) ten (10) Business Days prior to consummation of such Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall be executed by its chief financial officer or treasurer and shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) at the time of any such Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the Borrower and its Subsidiaries shall have complied with Section 5.11; and (iv) if the proposed Permitted Acquisition (or series of related Permitted Acquisitions) is for aggregate consideration of $50,000,000 or more, the Leverage Ratio, calculated on a pro forma basis as if such Permitted Acquisition(s) had been made (and any related Indebtedness incurred) on the first day of the applicable computation period, shall be less than or equal to 2.00 to 1.00;

(d)        Section 6.12 is amended in its entirety to read as follows:

“The Borrower will cause the Leverage Ratio to be less than or equal to 3.25 to 1.00 at all times.”

(e)        A new Section 9.19 is added to the Credit Agreement reading as follows:

9.19.      Special Provisions Regarding Acquiring Sub. (a) Notwithstanding anything herein to the contrary (in any defined term or otherwise), neither Acquiring Sub nor any subsidiary of Acquiring Sub shall be or be deemed to be a “Subsidiary” hereunder for any purposes of this Agreement other than for purposes of Section 3.01, 3.05(b), 3.06, 3.07, 3.08, 3.09, 3.11, 3.16 (excluding clause (b) of the second sentence thereof), 5.01(a), 5.01(b), 5.01(e), 5.07 and 6.03(c), clauses (h), (i) and (j) of Article VII and the last paragraph of Article VIII. Acquiring Sub and its subsidiaries and their respective incomes, losses, assets, liabilities and other financial attributes shall be excluded from all computations of financial covenants and financial covenant-related tests or requirements hereunder.

(b)        Concurrently with any delivery of financial statements under clause (a) or (b) of Section 5.01 after the consummation of the Specified Acquisition, the Borrower shall deliver to the Administrative Agent a consolidating set of financial statements in form and substance reasonably satisfactory to the Administrative Agent which separately discloses the respective assets, liabilities and other financial attributes of Acquiring Sub and its Subsidiaries.

(c)        Notwithstanding anything to the contrary in Section 6.01 or 6.04, so long as no Default shall have occurred and be continuing at the time of such loan, investment or Guarantee, (i) the Borrower may make up to a $50,000,000 capital contribution or loan on or before July 31, 2011 to ScanSource Europe CV for the purpose of indirectly funding in part the Specified Acquisition, (ii) ScanSource Europe CV shall be permitted to lend the proceeds of such capital contribution or loan to ScanSource Europe BV for the same purpose, (iii) ScanSource Europe BV shall use the proceeds of such loan, directly or indirectly, to fund the Specified Acquisition (collectively, the “Specified Funding Transactions”), (iv) subject to the proviso below, the Borrower, ScanSource Europe BV and ScanSource Europe CV may also engage in subsequent Specified Funding Transactions so long as the proceeds of such subsequent Specified Funding Transactions are used for the purpose of (A) providing working capital to Acquiring Sub and/or (B) making payment of the earnout included in the Specified Acquisition purchase price, (v) the Borrower may guaranty all or any portion of the earn-out payable in connection with the Specified Acquisition; provided, however, that the Investments set forth in the foregoing clauses (i), (iv) and (v) shall not in the aggregate exceed the sum of $100,000,000 plus the Excess Amount and (vi) the Borrower or any Subsidiary thereof may from time to time guarantee Indebtedness of Acquiring Sub or its subsidiaries incurred for working capital purposes and at no time exceeding $15,000,000 (or the Dollar Equivalent thereof) in aggregate outstanding principal amount.

2.        Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants that:

(a)        The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)        Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date; and

(c)        After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.        Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); provided that Section 1 hereof shall not become effective until the date when the following additional conditions have also been satisfied (the later of such dates being the “Effective Date”):

(a)        Each of the Credit Parties has executed and delivered a reaffirmation of Guaranty and Security Documents in the form of Exhibit A hereto.

(b)        The Borrower shall have paid on the date hereof (i) to the Administrative Agent for the benefit of each Lender consenting to this Amendment an amendment fee equal to .08% of the Commitment of such Lender, determined as of the Effective Date and (ii) to the Administrative Agent for its own account any other separately agreed fees relating hereto.

In the event the Effective Date has not occurred on or before June 1, 2011, Sections 1 and 2 hereof shall not become operative and shall be of no force or effect.

4.        Reference to and Effect Upon the Credit Agreement.

(a)        Except as specifically amended or waived above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.        Costs and Expenses. The Borrowers hereby affirm their obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6.        Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

7.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.        Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SCANSOURCE, INC.

By:	/s/ Richard P. Cleys

Its:	Chief Financial Officer

NETPOINT INTERNATIONAL, INC.

By:	/s/ Richard P. Cleys

Its:	Director

SCANSOURCE EUROPE, SPRL

By:	/s/ Richard P. Cleys

Its:	Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Antje B. Focke

Its:	Senior Underwriter

RBS Citizens, N.A.

By:	/s/ Daniel Bernard
Name:	Daniel Bernard
Title:	Senior Vice President

HSBC Bank USA, National Association

By:	/s/ Jeffrey M. Henry
Name:	Jeffrey M. Henry
Title:	Senior Vice President

Wells Fargo Bank, N.A.

By:	/s/ Lee R. Gray

Name:	Lee R. Gray

Title:	Senior Vice President

ROYAL BANK of CANADA

By:	/s/ Dustin Craven

Name:	Dustin Craven

Title:	Attorney-in-Fact

REGIONS BANK

By:	/s/ William E. Reid III

Name:	William E. Reid III

Title:	Senior Vice President

ING LUXEMBOURG SA

By:	/s/ Stephane Renette

Name:	Stephane Renette

Title:	Manager of Business Support, Corporate &
Institutional Banking

By:	/s/ Damien Degros

Name:	Damien Degros

Title:	Head of Commercial Banking

EXHIBIT A

REAFFIRMATION OF GUARANTY AND SECURITY DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of Amendment No. 2 (the “Amendment”) dated as of April 8, 2011 between ScanSource, Inc., a Delaware corporation (the “Borrower”) the Subsidiary Borrowers party thereto (together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N. A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory thereto, of the Credit Agreement dated as of September 28, 2007 (as previously amended, the “Credit Agreement”) between the Borrowers, the Administrative Agent and the financial institutions party thereto, consents to such Amendment and each of the transactions referenced therein, and hereby reaffirms its obligations under each of the Parent Guaranty, the Subsidiary Guaranty, and each of the applicable Security Documents (each as defined in the Credit Agreement). Each of the undersigned which is a party to the Security Agreement agrees to be bound by Section 5 of the Amendment. Each of the undersigned which is a party to the Pledge Agreement dated as of September 22, 2007 agrees to be bound by Section 6 of the Amendment.

Dated as of April 8 2011

SCANSOURCE, INC.

By:	/s/ Richard P. Cleys
Richard P. Cleys
Chief Financial Officer

PARTNER SERVICES, INC.
SCANSOURCE SECURITY DISTRIBUTION, INC.
NETPOINT INTERNATIONAL, INC.
OUTSOURCING UNLIMITED, INC.
SCANSOURCE COMMUNICATIONS, INC.

By:	/s/ Linda B. Davis
Linda B. Davis
Treasurer

8650 COMMERCE DRIVE, LLC
SCANSOURCE PROPERTIES, LLC
LOGUE COURT PROPERTIES, LLC

By:	ScanSource, Inc.
its sole member

By:	/s/ Richard P. Cleys
Richard P. Cleys
Chief Financial Officer

4100 QUEST, LLC

By:	Partner Services, Inc.
its sole member

By:	/s/ Linda B. Davis
Linda B. Davis
Treasurer

SCANSOURCE EUROPE LIMITED

By:	/s/ Richard P. Cleys
Its:	Director